Exhibit 99.(a)(8)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION If you are in any doubt about the Offer or the action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

THIS FORM OF ACCEPTANCE SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING OFFER DOCUMENT DATED 19 MAY 2004. Unless the context otherwise requires, the definitions contained in the Offer Document also apply in this Form of Acceptance. The provisions of Appendix I to the Offer Document are incorporated into and form part of this Form of Acceptance.

If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form of Acceptance.

If you have sold or otherwise transferred all of your Celltech Shares (other than pursuant to the Offer), please send this Form of Acceptance if not personalised to you, together with the accompanying documents as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, these documents must not be forwarded or transmitted in or into Australia, Belgium, Canada, Japan or any jurisdiction where to do so would violate the laws of that jurisdiction. If you have sold or otherwise transferred only part of your holding of Celltech Shares, you should retain these documents.

The Offer (including the Loan Note Alternative) is not being made, directly or indirectly, in or into Australia, Belgium, Canada, Japan or any jurisdiction where to do so would violate the laws of that jurisdiction and the Offer is not capable of acceptance from or within such jurisdictions. Accordingly, copies of this document and any related documents are not being, and must not be, directly or indirectly mailed or otherwise distributed or sent in, into or from Australia, Belgium, Canada, Japan or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving this document and any related documents (including custodians, nominees and trustees) must not mail or otherwise distribute it in, into or from such jurisdictions as doing so may invalidate any purported acceptance of the Offer. The availability of the Offer to persons who are not resident in the United Kingdom or the United States may be affected by the laws of their relevant jurisdictions. Such persons should inform themselves about and observe any applicable legal or regulatory requirements of their jurisdictions. Further information for Overseas Shareholders is set out in paragraph 17 of the letter from Lazard in Part II of, and in paragraph 6 of Part B and paragraph 1 of Part C of Appendix I to the Offer Document. Any person (including nominees, trustees or custodians) who would, or otherwise intends to, or may have a contractual or legal obligation to forward this document and/or any related document to any jurisdiction outside the United Kingdom or the United States should read those paragraphs before taking any action.

The Loan Notes to be issued pursuant to the Loan Note Alternative have not been, and will not be, listed on any stock exchange and have not been and will not be registered under the US Securities Act or under any relevant securities laws of any state or other jurisdiction of the United States, or under the relevant securities laws of Australia, Belgium, Canada or Japan or any other jurisdiction. Accordingly, unless an exemption under such relevant laws is available, Loan Notes may not be offered, sold, re-sold or delivered, directly or indirectly, in, into or from the United States, Australia, Belgium, Canada or Japan or any other jurisdiction in which an offer of Loan Notes would constitute a violation of relevant laws or require registration of the Loan Notes, or to or for the account or benefit of any US person or resident of Australia, Belgium, Canada or Japan or any other such jurisdiction.

Lazard is acting for UCB and no one else in connection with the Offer and will not be responsible to anyone other than UCB for providing the protections afforded to clients of Lazard or for providing advice in relation to the Offer or the contents of this document. Morgan Stanley and JPMorgan are acting for Celltech and no one else in connection with the Offer and will not be responsible to anyone other than Celltech for providing the protections afforded to their respective clients or for providing advice in relation to the Offer or the contents of this document.

FORM OF ACCEPTANCE, AUTHORITY AND ELECTION FOR
HOLDERS OF CELLTECH SHARES

Recommended Cash Offer
by
LAZARD & CO., LIMITED
on behalf of
UCB S.A.
and inside the United States by UCB S.A. itself
for
CELLTECH GROUP PLC

Acceptances of the Offer must be received by 3.00 p.m. (London time)
on 17 June 2004

ACTION TO BE TAKEN
•	To accept the Offer, complete this Form of Acceptance on page 3 by following the instructions and notes for guidance set out on pages 2 and 4. In particular, please sign Box 4 on page 3 of this Form of Acceptance in the presence of a witness who must also sign in the box and state his or her name and address.
•	If your Celltech Shares are in certificated form (that is, not in CREST), return this Form of Acceptance, duly completed, signed and accompanied by your share certificate(s) and/or other document(s) of title, by post or by hand (during normal business hours) to Capita IRG Plc at Corporate Actions, PO Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TH as soon as possible, but in any event so as to arrive no later than 3.00 p.m. (London time) on 17 June 2004. A reply-paid envelope is enclosed for documents lodged by post from within the United Kingdom.
•	If your Celltech Shares are in certificated form and your share certificate(s) and/or other document(s) of title is/are with your bank, stockbroker or other agent, you should complete and sign this Form of Acceptance and arrange for it to be lodged by such agent, together with the relevant share certificate(s) and/or other document(s) of title, unless your share certificate(s) and/or other document(s) of title is/are not readily available, in which case please refer to note 5 on page 4 of this Form of Acceptance. If your share certificate(s) and/or other document(s) of title is/are lost, please refer to note 6 on page 4 of this Form of Acceptance.
•	If your Celltech Shares are in uncertificated form (that is, in CREST), you should return this Form of Acceptance, duly completed and signed, and take the action set out in paragraph 18(b) of the letter from Lazard contained in Part II of the Offer Document to transfer your Celltech Shares to an escrow balance. For this purpose, the participant ID of Capita IRG Plc as escrow agent is RA10, the member account ID of the escrow agent is CELLTECH and the reference number of this Form of Acceptance (for insertion in the first eight characters of the shared note field on the TTE instruction) is shown next to Box 5 on page 3 of this Form of Acceptance. You should ensure that the transfer to escrow settles no later than 3.00 p.m. (London time) on 17 June 2004.
•	If you hold Celltech Shares in both certificated and uncertificated form, you should complete a separate Form of Acceptance for each holding. Similarly, if you hold Celltech Shares in certificated form but under different designations you should complete a separate Form of Acceptance in respect of each designation. If you hold Celltech Shares in uncertificated form but under different member account IDs, you should complete a separate Form of Acceptance in respect of each member account ID. You can obtain further Forms of Acceptance by contacting Capita IRG Plc on telephone number 0870 162 3118 or, if telephoning from outside the UK, on telephone number +44 208 639 2157.
•	Please read Parts B and C of Appendix I to the Offer Document, the terms of which are incorporated into and form part of this Form of Acceptance.
•	If you hold Celltech Shares jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.
•	A Form of Acceptance which is received in an envelope postmarked in Australia, Belgium, Canada, Japan or any other jurisdiction where to do so would violate the laws of that jurisdiction, or which otherwise appears to UCB or its agents to have been sent from any of such jurisdictions, may be treated as invalid.
If you are in any doubt as to how to complete this Form of Acceptance, please contact Capita IRG Plc on either of the telephone numbers listed above.

DO NOT DETACH ANY PART OF THIS FORM OF ACCEPTANCE

If you have any questions as to how to complete this Form of Acceptance or to obtain a further form, please contact the Helpline on 0870 162 3118 (if calling from the UK) and +44 208 639 2157 (if calling from elsewhere).

HOW TO COMPLETE THIS FORM OF ACCEPTANCE
PLEASE MAKE SURE YOUR ACCEPTANCE IS RECEIVED BY 3.00 P.M. (LONDON TIME) on 17 JUNE 2004
Please follow the instructions on this page and page 4 when completing page 3.

1	REGISTERED SHAREHOLDING DETAILS
	If your name or address details shown above are incorrect, please delete and add the correct details in capitals in Box 1.	Details of changes of name will need to be supported by appropriate documents (see section 9 on page 4 of this form for further details).	If no name and address is shown above, please add the registered shareholder's name and address in Box 1. Complete here -->

2	TO ACCEPT THE OFFER
To accept the Offer, insert in Box 2 the total number of Celltech Shares for which you wish to accept the Offer, whether or not you wish to elect for the Loan Note Alternative.
You must also sign Box 4 in accordance with the instructions set out in this Form of Acceptance, which will constitute your acceptance of the Offer, and, if appropriate, you should complete Boxes 1, 5, 6, 7 and 8.
If no number, or a number greater than your entire holding of Celltech Shares, is inserted in Box 2 and you have signed Box 4, you will be deemed to have accepted the Offer in respect of your entire holding of Celltech Shares.

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3	TO ELECT FOR THE LOAN NOTE ALTERNATIVE

The Loan Note Alternative is not being made available to persons entitled to participate in the Offer who are US persons, or to citizens or residents of Australia, Belgium, Canada or Japan. To elect for the Loan Note Alternative you should insert in Box 3 the number of Celltech Shares in respect of which you wish to elect to receive Loan Notes, having entered in Box 2 the total number of Celltech Shares for which you accept the Offer.
The number of shares inserted in Box 3 cannot exceed the number inserted or deemed to be inserted in Box 2. You must also sign Box 4 in accordance with the instructions set out in this form and, if appropriate, you should complete Boxes 1, 5, 6, 7 and 8.
If you elect for the Loan Note Alternative, you will be deemed to have given the representation and warranty set out in paragraph 1(q) of Part C of Appendix I of the Offer Document relating to certain matters concerning the United States, Australia, Belgium, Canada and Japan and other Restricted Jurisdictions. If you are unable to give such representation and warranty, you must not elect for the Loan Note Alternative.

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4	SIGNATURES

To accept the Offer, you must sign Box 4 regardless of which other Boxes you complete. In the case of joint holders, ALL joint holders must sign. Each individual holder must sign in the presence of an independent witness. The witness must be over 18 years of age and must not be one of the joint holders (if applicable). The witness should state his/her name and sign where indicated. The same witness may witness each signature of the joint holders (if applicable).
If this Form of Acceptance is not signed by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) signing this Form of Acceptance. You should also deliver evidence of your authority in accordance with the notes on page 4.

A company may affix its common seal which should be affixed and witnessed in accordance with its articles of association or other regulations.
Alternatively, a company to which Section 36A or 36B of the Companies Act applies may execute this Form of Acceptance as a deed by two directors or one director and the company secretary signing in the execution part of Box 4 or, in the case of a company incorporated outside Great Britain, may execute this Form of Acceptance by any person duly authorised who may sign in accordance with the laws of the territory in which the relevant company is incorporated and, in all cases, inserting the name of the company above their signatures.

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5	PARTICIPANT AND MEMBER ACCOUNT ID (Shareholders holding only share certificates need not complete Box 5)

If your Celltech Shares are in CREST, you must insert in Box 5 the participant ID and the member account ID under which such shares are held by you in CREST. You must also transfer (or procure the transfer of) the Celltech Shares specified in Box 2 to an escrow balance specifying in the TTE instruction the participant ID and member account ID inserted in Box 5 of this Form of Acceptance and the Form of Acceptance reference number and the other information specified in paragraph 18 of the letter from Lazard set out in the Offer Document. The Form of Acceptance reference number appears next to Box 5 on page 3 of this Form of Acceptance.
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6	RESTRICTED OVERSEAS PERSONS

	If you are unable to give the representations and warranties required by paragraph 1(b) of Part C of Appendix I to the Offer Document, you must put "NO" in Box 6. If you insert "No" in Box 6 or, if relevant,	you complete Box 1 with an address in Australia, Belgium, Canada or Japan, you may be deemed not to have validly accepted the Offer, notwithstanding that you may have purported to do so.	If you do not put a "NO" in Box 6, you will be deemed to have given such representations and warranties. Complete here -->

7	ALTERNATIVE ADDRESS FOR DESPATCH OF CONSIDERATION
	If you want the consideration and/or other document(s) to be sent to someone other than the first-registered holder at the address set out in above or in Box 1 (e.g. your	bank, stockbroker, or other agent), you should also complete Box 7 (with an address outside Australia, Belgium, Canada and Japan).	Box 7 must be completed by holders with registered addresses in Australia, Belgium, Canada or Japan. Complete here -->

8	DAYTIME TELEPHONE NUMBER
	Insert in Box 8 your daytime telephone number (outside Australia, Belgium, Canada and Japan) including your full dialling code in case of queries.		Complete here -->

FORM OF ACCEPTANCE RELATING TO THE OFFER
PLEASE COMPLETE AS EXPLAINED ON PAGES 2 AND 4 (To be completed in BLOCK CAPITALS)
The provisions of Parts B and C of Appendix I of the Offer Document are incorporated in and form part of this Form of Acceptance

1	BOX 1

2	TO ACCEPT THE OFFER	BOX 2
Complete Box 2 and, if appropriate, Boxes 1, 5, 6, 7 and 8 and sign Box 4. Insert in Box 2 the total number of Celltech Shares for which you wish to accept the Offer.	No. of Celltech Shares for which you wish to accept the Offer

3	TO ELECT FOR THE LOAN NOTE ALTERNATIVE	BOX 3
Complete Box 2 and Box 3 and then sign Box 4. If appropriate, please also complete Boxes 1, 5, 6, 7 and 8.	No. of Celltech Shares for which you wish to elect for the Loan Note Alternative

4	SIGN HERE TO ACCEPT THE OFFER EXECUTION BY INDIVIDUALS		BOX 4
	Signed and delivered as a deed by:	Witnessed by (the witness must be a person who is over 18 years of age and not another joint holder. The same witness may witness on behalf of all or any registered holders):
	1	1 Name	Address
Signature
		Signature	Postcode
	2	2 Name	Address
Signature
		Signature	Postcode
	3	3 Name	Address
Signature
		Signature	Postcode
	4	4 Name	Address
Signature
		Signature	Postcode

IMPORTANT: EACH REGISTERED HOLDER WHO IS AN INDIVIDUAL MUST SIGN THIS FORM OF ACCEPTANCE IN THE PRESENCE OF AN INDEPENDENT WITNESS (OVER 18 YEARS OF AGE) WHO MUST ALSO SIGN AND PRINT HIS NAME AND ADDRESS WHERE INDICATED. THE WITNESS MUST NOT BE ONE OF THE JOINT REGISTERED HOLDERS. IN THE CASE OF JOINT REGISTERED HOLDERS, ALL MUST SIGN.
EXECUTION BY A COMPANY * Executed as a deed by/under the common seal of the company named on the right:
*In the presence of/acting by:

Name of company	Signature of director	Name of director

	*Signature of director/secretary	*Name of director/secretary
* delete as appropriate
Address outside Australia, Belgium, Canada and Japan to which consideration is to be sent, if not as specified in Box 1.

	Address	Postcode

5	PARTICIPANT ID AND MEMBER ACCOUNT ID	BOX 5
Complete this Box only if your Celltech Shares are in CREST.
The Form of Acceptance reference number of this form is:

	Participant ID	Member Account ID

6	RESTRICTED OVERSEAS PERSONS ONLY	BOX 6
Put "NO" in Box 6 if you are UNABLE to give the representations and warranties required by paragraph 1(b) of Part C of Appendix I of the Offer Document.

7	ALTERNATIVE ADDRESS FOR DESPATCH OF CONSIDERATION	BOX 7
Address outside Australia, Belgium, Canada and Japan to which consideration is to be sent, if not as specified above Box 1 or, if different, in Box 1.

8	DAYTIME TELEPHONE NUMBER	BOX 8
Include your full dialling code.

Daytime Telephone No.

        Please ensure you enclose your share certificate(s) with this form of acceptance
(unless your CELLTECH shares are held in crest)

ADDITIONAL NOTES REGARDING THE COMPLETION OF THIS FORM OF ACCEPTANCE

In order to be effective, this Form of Acceptance must, except as mentioned below, be signed by the registered holder or, in the case of a joint holding, by ALL the joint holders or under a power of attorney. A body corporate incorporated in England and Wales may execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company incorporated in England and Wales to which section 36A or 36B of the Companies Act 1985 applies may execute this Form of Acceptance by a director and the company secretary or by two directors signing this Form of Acceptance and inserting the name of the company above their signatures. A company incorporated outside England and Wales may execute this Form of Acceptance in accordance with the provisions of the Foreign Companies (Execution of Documents) Regulations 1994. Each such person signing this Form of Acceptance should state the office which he/she holds in the relevant company.

In order to avoid inconvenience and delay, the following points may assist you:

1      If a holder is away from home (e.g. abroad or on holiday):

  Send this Form of Acceptance by the quickest means (e.g. airmail) to the holder (unless he is in Australia, Belgium, Canada or Japan) for execution or, if he has executed a power of attorney, have this Form of Acceptance signed by the attorney in the presence of a witness who must also sign this Form of Acceptance. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor) must be lodged with this Form of Acceptance. No other signatures are acceptable. Do not send this Form of Acceptance or the accompanying documents into Australia, Belgium, Canada or Japan.

2      If you have sold or transferred all, or wish to sell or transfer part, of your holding of Celltech Shares:

  Do not complete this Form of Acceptance. Please send it, if not personalised to you, together with the accompanying documents and the enclosed reply-paid envelope, at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for onward transmission to the purchaser or transferee. However, such documents should not be mailed, distributed, forwarded or transmitted in or into Australia, Belgium, Canada or Japan. If your Celltech Shares are in certificated form and you wish to sell or transfer part of your holding of Celltech Shares and to accept the Offer in respect of the balance but are unable to obtain the balance share certificate by 17 June 2004, you should ask the stockbroker, bank or other agent through whom you made the sale or transfer to obtain the appropriate certification from Celltech's registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6DA, in respect of the balance of your holding of Celltech Shares.

3      If the sole holder has died:

  A grant of probate or letters of administration must be obtained in respect of the relevant Celltech Shares. If the grant of probate or letters of administration has/have been registered with Celltech's registrars, Lloyds TSB Registrars, this Form of Acceptance must be signed by the personal representative(s) of the deceased holder each in the presence of an independent witness who must also sign this Form of Acceptance. This Form of Acceptance should then be lodged with Capita IRG Plc at the address set out in paragraph 11 below, together with the relevant share certificate(s) and/or other document(s) of title. If the grant of probate or letters of administration has/have not been registered with Celltech's registrars, the personal representative(s) or the prospective personal representative(s) should sign this Form of Acceptance and forward it to Capita IRG Plc at the address set out in paragraph 11 below, together with the relevant share certificate(s) and/or other document(s) of title. The signature must be witnessed and the witness must also sign. However, once obtained, the grant of probate or letters of administration (or a duly sealed copy) must be lodged by hand or by post with Capita IRG Plc before the consideration due under the Offer can be forwarded to the executor(s) or personal representative(s).

4      If one of the joint holders has died:

  This Form of Acceptance is valid if signed by the surviving holder(s) (each in the presence of a witness) and lodged with Capita IRG Plc at the address set out in paragraph 11 with the share certificate(s) and/or other document(s) of title accompanied by the death certificate(s) (or a duly certified copy), confirmation of grant of probate or letters of administration (or a duly sealed copy) in respect of the deceased holder. For this purpose, photocopies of death certificates, grants of probate or letters of administration are not acceptable.

5      If your Celltech Shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent:

  You should complete this Form of Acceptance and arrange for it to be lodged by such agent with Capita IRG Plc at the address set out in paragraph 11 below accompanied by the share certificate(s) and/or other document(s) of title, if appropriate. If the certificate(s) is/are not readily available, you should lodge this Form of Acceptance with Capita IRG Plc at the address set out in paragraph 11 below duly completed with a note saying e.g. "certificates to follow", and arrange for the certificate(s) to be forwarded as soon as possible thereafter. It is helpful for your agent (unless he is in Australia, Belgium, Canada or Japan) to be informed of the full terms of the Offer.

6      If your Celltech Shares are in certificated form and you have lost any of your share certificate(s) and/or other document(s) of title:

  Complete and lodge this Form of Acceptance together with any available certificate(s) and a letter from you saying e.g. "certificates to follow" with Capita IRG Plc at the address set out in paragraph 11 below and at the same time write to Celltech's Registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6DA, explaining that you have lost one or more of your share certificate(s) and requesting a letter of indemnity. When received, the letter of indemnity should be completed in accordance with the instructions given, and lodged with Capita IRG Plc at the address set out in paragraph 11 below in support of this Form of Acceptance.

7      If your Celltech Shares are in CREST:

  You should take the action set out in paragraph 18(b) of the letter from Lazard contained in Part II of the Offer Document to transfer your Celltech Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance Reference Number (which appears next to Box 5 on page 3 of this Form) so that such number can be inserted in the TTE instruction.

  If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form of Acceptance, as only your CREST sponsor will be able to send the necessary TTE instruction to CRESTCo.

8      If the Form of Acceptance is signed under a power of attorney:

  The completed Form of Acceptance, together with any share certificate(s) and/or other document(s) of title, should be lodged with Capita IRG Plc at the address set out in paragraph 11 below, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor). The power of attorney will be duly noted by Capita IRG Plc and returned as directed.

9      If your full name or other particulars differ from those appearing on your share certificate:

(a)	Incorrect address
Delete the incorrect details appearing above Box 1 and add your correct address in capitals in Box 1.
(b)	Change of name
If you have changed your name, enclose a copy of your marriage certificate or the deed poll with this Form of Acceptance. These documents will be returned to you as directed.

10    If you are outside the United Kingdom or United States:

  The attention of Celltech Shareholders who are not resident in the UK or the US or who are citizens or residents or nationals of other countries (and of custodians, trustees or nominees thereof) is drawn to paragraph 6 of Part B of Appendix I to the Offer Document.

11    Payment of Consideration:

  The consideration payable under the Offer cannot be sent to you until all relevant documents have been properly completed and sent by post or by hand (during normal business hours) to Capita IRG Plc at Corporate Actions, Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TH. A reply-paid envelope is enclosed.

  Without prejudice to Parts B and C of Appendix I to the Offer Document, UCB reserves the right to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant TTE instruction or (as appropriate) the relevant share certificate(s) and/or other acceptable document(s) of title. In either event, no payment of cash or allotment of Loan Notes under the Offer will be made until after the relevant transfer to escrow has been made or (as appropriate) the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to UCB have been received.

  Merrill Corporation Ltd, London
  04LON1650